EXHIBIT 23.1

                     CONSENT OF TROUT, EBERSOLE & GROFF, LLP

                     CONSENT OF TROUT, EBERSOLE & GROFF, LLP
                              INDEPENDENT AUDITORS



     We have issued our report dated January 15, 1999 (except for Note 17, as to which the date is February 11, 1999), accompanying the consolidated financial statements of Union National Financial Corporation and subsidiary appearing in the Annual Report on Form 10-K, for the year ended December 31, 1998.

     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement No. 33-80093 of Union National
Financial Corporation on Form S-3, filed with the Commission on December 6, 1995, and as amended by Post-Effective Amendment No. 1 to the Registration Statement effective May 27, 1997 and related prospectus of Union National Financial Corporation for the registration of 132,863 shares of Union National Financial Corporation's common stock and to the incorporation by reference to our report with respect to the consolidated financial statements in the Annual Report for the year ended December 31, 1998. We further consent to the reference to our firm as it appears under the caption "Experts" in this Post-Effective Amendment No. 2 to the Registration Statement and related prospectus of Union National Financial Corporation.



                                               /s/ Trout, Ebersole & Groff, LLP
                                              TROUT, EBERSOLE & GROFF, LLP
                                              Certified Public Accountants

July 20, 1999
Lancaster, Pennsylvania